VIA FEDERAL EXPRESS
-------------------

Sharon Baker Morin, Esq.
State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts  02171-2197

Dear Sharon:

         Pursuant to section 9 of the transfer agency contract between State Street Bank and Trust Company ("State Street") and Equity Managers Trust dated as of August 2, 1993, we request that Neuberger & Berman Socially Responsive Portfolio ("SRF") be added as a Portfolio governed by that transfer agency contract. The addition of SRF is effective as of March 7, 1994. Please indicate State Street's acceptance of this request by having a duly authorized officer of State Street sign in the space indicated below.

                                                 Sincerely,

                                                 /s/ Michael J. Weiner
                                                 ----------------------------
                                                 Name:
                                                 Title: Vice President
                                                 Equity Managers Trust

Accepted by State Street
Bank and Trust Company


/s/ Ronald E. Logue
--------------------------------
Title:  Executive Vice President